Exhibit 20

COMMUNITY FIRST FINANCIAL CORPORATION

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Board Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

COMMUNITY FIRST FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

N.A.

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Not Applicable.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Not Applicable.

COMMUNITY FIRST FINANCIAL CORPORATION

1646 Graves Mill Road

Lynchburg, Virginia 24502

PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints A. C. Coleman, Jr. and Daniel P. Thornton, or either of them, as proxies, with full power of substitution, to vote all common stock of the undersigned at the Annual Meeting of Stockholders of Community First Financial Corporation (“CFFC”), to be held at the Old City Cemetery, 401 Taylor Street, Lynchburg, Virginia 24501, on Monday, May 9, 2005, at 2:00 p.m., and at any adjournment thereof, as follows:

(1)	To vote FOR election to the Board of Directors of all nominees listed below as a group, unless you insert the word “NO” in the blank at the end of this paragraph. If you insert the word “NO”, you will cause your shares not to be voted in favor of anyone in the group. .

YOU MAY INSTRUCT THE ABOVE PERSONS NOT TO VOTE FOR A PARTICULAR INDIVIDUAL NOMINEE BY DRAWING A LINE THROUGH THE NOMINEE’S NAME BELOW. Your shares will then be voted for those nominees which you have not so marked.

The listed nominees (Class C), to serve until the Annual Meetings of Stockholders in 2008, and until their successors are elected and have qualified, are:

R. Thomas Beach	Frank C. Crist, Jr.	John L. Wynne

(2)	To vote for the appointment of Larrowe & Company, PLC, as independent auditor of CFFC for the year 2005, unless one of the following two alternatives is chosen:

AGAINST ☐	ABSTAIN/WITHHOLD AUTHORITY ☐

(3)	To vote upon such other business as may be properly brought before the meeting.

THE STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED.

IF YOU DO NOT SPECIFY A CHOICE, IF YOU DO NOT ABSTAIN OR WITHHOLD AUTHORITY TO VOTE, OR IF YOU DO NOT INDICATE A CONTRARY CHOICE, THE STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED ABOVE TO BE ELECTED TO THE BOARD OF DIRECTORS, AND FOR APPOINTMENT OF LARROWE & COMPANY, PLC AS INDEPENDENT AUDITOR FOR CFFC FOR 2005.

Please sign your name(s) exactly as shown imprinted hereon. If acting as executor or trustee or otherwise in a fiduciary capacity, please sign as such fiduciary.

Date:
Signature of Stockholder

Signature of Stockholder

April 8, 2005

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Community First Financial Corporation. The meeting will begin at 2:00 p.m. on Monday, May 9, 2005, at the Old City Cemetery, 401 Taylor Street, Lynchburg, Virginia 24501.

Please sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

Very truly yours,

John L. Wynne President

COMMUNITY FIRST FINANCIAL CORPORATION

1646 Graves Mill Road

Lynchburg, Virginia 24502

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Community First Financial Corporation:

NOTICE is hereby given that the 2005 Annual Meeting of Stockholders of Community First Financial Corporation will be held at the Old City Cemetery, 401 Taylor Street, Lynchburg, Virginia 24501, on Monday, May 9, 2005, at 2:00 p.m. for the following purposes:

(1)	Electing three Class C directors for three-year terms.

(2)	Voting on appointment of Larrowe & Company, PLC, as independent auditor for CFFC for the year 2005.

(3)	Transacting such other business as may properly come before the meeting, or any adjournments thereof.

Only stockholders of record at the close of business on April 1, 2005, are entitled to notice of and to vote at such meeting, or any adjournments thereof.

Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters proposed to be acted upon at the meeting.

To ensure that your shares are represented at the meeting, please fill in, date, sign, and mail promptly the enclosed proxy, for which a return envelope is provided. Your proxy is revocable at any time prior to its exercise.

By Order of the Board of Directors

April 8, 2005

COMMUNITY FIRST FINANCIAL CORPORATION

1646 Graves Mill Road

Lynchburg, Virginia 24502

PROXY STATEMENT

FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 9, 2005

The Board of Directors of Community First Financial Corporation (“CFFC”) solicits the enclosed proxy to be used at its 2005 Annual Meeting of Stockholders to be held at the Old City Cemetery, 401 Taylor Street, Lynchburg, Virginia 24501, on Monday, May 9, 2005, at 2:00 p.m., and at any adjournment thereof.

The cost of solicitation of proxies will be borne by CFFC. Solicitations will be made only by mail, except that, if necessary, officers and regular employees of CFFC and Community First Bank may make solicitations of proxies by telegram, telephone or personal calls. Brokerage houses and other nominees may request that copies of the proxy soliciting material be furnished to them for mailing to the beneficial owners of the stock held of record by such brokerage houses and nominees. CFFC may reimburse them for their reasonable expenses in this connection.

All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with the instructions therein contained, if any. Any person signing and mailing the enclosed proxy may revoke the proxy at any time prior to the actual voting thereof by a written revocation, by delivery of a later proxy, or by either revoking the proxy or voting in person at the meeting. Directors are elected by a plurality of votes properly cast, assuming a quorum is present. All other matters coming before the meeting will be approved if the votes favoring such matter exceed those opposing it. Abstentions and broker non-votes will have no direct effect on the election of directors or any other matter which may be considered.

An Annual Report to Stockholders, including CFFC’s financial statements for the year ended December 31, 2004, accompanies this proxy statement. This proxy statement and the accompanying proxy are first being sent or delivered to stockholders of CFFC on or about April 8, 2005.

As of March 31, 2005, CFFC had outstanding 1,162,326 shares of its common stock, each of which is entitled to one vote at the Annual Meeting. Only stockholders of record at the close of business on April 1, 2005, will be entitled to vote at the meeting, or any adjournment thereof.

ITEM 1:	ELECTION OF DIRECTORS

At the annual meeting, three Class C Directors will be elected, to serve until the Annual Meeting of Stockholders in 2008, or until their successors shall be elected and qualify. In the event that any nominee becomes unavailable for election, any proxy voted in his favor will be voted for a substitute nominee. However, the Board of Directors does not anticipate that any nominee will be unavailable for election, and all nominees have consented to be named and to serve if elected. Each nominee named above has been recommended for election by the Board of Directors.

INFORMATION CONCERNING NOMINEES

Class C, serving until the 2008 Annual Meeting of Stockholders:

Name	Age	Director Since	Principal Occupation Last Five Years
R. Thomas Beach	53	2002	Private Investor

Frank C. Crist, Jr.	59	2002	President, Brady & Crist Dentists, Inc.

John L. Wynne	59	2002	President and Chief Executive Officer, CFFC; President and Chief Executive Officer, Community First Bank 1999-present;

INFORMATION CONCERNING REMAINING DIRECTORS

Class A, serving until the 2006 Annual Meeting of Stockholders:

Name	Age	Director Since	Principal Occupation Last Five Years
T. Scott Garrett. M.D.	48	2003	General Surgeon

Thomas S. Mignogna	71	2002	President/Owner TSM Associates, Inc. Retired President and Chairman, Limitorque Corporation

Larry H. Redmond	62	2002	Radiologist, Radiology Consultants of Lynchburg

Class B, serving until the 2007 Annual Meeting of Stockholders:

Name	Age	Director Since	Principal Occupation Last Five Years
A. C. Coleman, Jr.	62	2002	Chairman of the Board Coleman-Adams Construction, Inc.

Daniel P. Thornton	48	2002	National Accounts Manager Progress Printing Company

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of CFFC’s Chief Executive Officer and three next most highly compensated officers for the fiscal years ended December 31, 2004, 2003, and 2002. No other officer received in excess of $100,000 for the year 2003.

Summary Compensation Table 1

Name and Capacity in Which Served	Year ending December 31,	Salary		Bonus		All Other Cash Compensation [2]
John L. Wynne, President	2004 2003 2002	$ $ $	159,999.96 159,999.96 140,000.01	$	None None 61,100.00	$	None None 2,799.72

J. Michael Thomas, Vice President, Business Banking	2004 2003 2002	$ $ $	99,750.00 99,750.00 95,000.16	$ $	None 9,500.00 28,875.00	$ $ $	5,122.24 7,388.73 7,113.33

F. F. Falls, Vice President	2004 2003 2002	$ $ $	107,166.71 102,375.12 97,500.00	$ $ $	20,475.00 9,750.00 29,700.00	$ $ $	2,768.25 3,750.00 3,051.04

Walter G. Mason, II Vice President	2004 2003 2002	$ $ $	99,750.00 99,750.00 95,000.16	$ $	None 9,500.00 28,825.00	$ $	1,534.61 None 1,399.86

(1)	Includes compensation by CFFC’s predecessor, Community First Bank.

(2)	Consists of profit-sharing contribution and cash payment for unused health insurance, vacation and other benefits.

DIRECTORS MEETINGS, COMMITTEES AND FEES

Directors of CFFC currently receive no fees for attendance at board meetings, and no fees for attending committee meetings.

The Board of Directors held six meetings during fiscal year 2004. All incumbent directors attended at least 75 percent of the aggregate number of meetings held by the Board and meetings of committees on which they served except for Director Beach and Director Redmond, who attended 54 percent of such meetings. Mr. Beach was out of the country on extended business for several months, and Director Redmond was also unavailable due to business related issues.

The Board of Directors has appointed an Audit Committee consisting of the following nonemployee directors: Messrs. Beach, Crist, Mignogna, Redmond and Thornton. The Audit Committee, which met seven times during 2004, is responsible for reviewing the financial records and reports of CFFC. All members of the committee are considered independent under Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

The Board of Directors has appointed a Nominating Committee, currently consisting of Messrs. Beach, Crist, and Thornton, to consider nominees to stand for election to the Board of Directors. The Nominating Committee met one time during 2004. All members of the Committee are considered independent under the foregoing NASD rule. A copy of its charter was attached to the proxy statement for the 2004 Annual Meeting of Stockholders.

The Nominating Committee has no formal policy or procedure for considering nominees proposed by the shareholders. In the view of the Board of Directors, the business community in which the Bank is located is sufficiently small, and its members (all of whom live in the area) are sufficiently diverse and close to that community, that it is not necessary to have such a policy to identify potential candidates. Committee members, in consultation with the full Board, believe they have sufficient contacts in that community to identify, evaluate and recruit prospective nominees.

There are no specific minimum qualifications for nomination as a member of the Board. However, and regardless of the source of a suggested nominee, each nominee is expected to have a reputation for unquestioned integrity and reliability, significant business experience, and available time to attend regularly all meetings of the Board and committees on which such person may serve.

The Executive Committee of the Board of Directors acts as the Compensation Committee for CFFC. It reviews the compensation of the Chief Executive Officer and makes recommendations for annual adjustments thereto based on local and industry conditions.

Directors are expected to attend the Annual Meeting of Stockholders if possible. Seven Directors attended the 2004 Annual Meeting.

Audit Committee Report

The Audit Committee of the Board is responsible for providing independent, objective oversight of CFFC’s accounting functions and internal controls. The Audit Committee is composed entirely of directors who are independent as defined by Bank policy and by the listing standards of the National Association of Securities Dealers. It acts under a written charter adopted and approved by the Board of Directors, a copy of which is attached hereto as Exhibit A.

The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as CFFC’s independent accountants. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with management, internal audit personnel and the independent accountants regarding, the following:

•	the plan for, and independent accountants’ report on, each audit of CFFC’s financial statements

•	CFFC’s financial disclosure documents, including all financial statements and reports filed with the Board of Governors of the Federal Reserve System, Securities and Exchange Commission or sent to shareholders

•	changes in CFFC’s accounting practices, principles, controls or methodologies, or in its financial statements

•	significant developments in accounting rules

•	the adequacy of CFFC’s internal accounting controls, and accounting, financial and auditing personnel

•	the establishment and maintenance of an environment at CFFC that promotes ethical behavior

The Audit Committee is responsible for recommending to the Board that CFFC’s financial statements be included in its annual report. The Committee took a number of steps in making this recommendation for 2005. First, the Audit Committee discussed with its independent public accountants those matters the accountant communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed the accountant’s independence with that firm and received a letter from the accountant concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of the accountant’s independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with CFFC management and the accounting firm, CFFC’s audited consolidated balance sheets at December 31, 2004, and 2003, and consolidated statements of income, cash flows and stockholders’ equity for the three years ended December 31, 2004, 2003, and 2002. Based on discussions with the accountants concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that these financial statements be included in CFFC’s 2004 Annual Report on Form 10-KSB.

R. Thomas Beach

Frank C. Crist, Jr.

Thomas S. Mignogna

Larry H. Redmond

Daniel P. Thornton

OWNERSHIP OF COMMON STOCK

Except for Messrs. Beach, Crist and Wynne, each listed in the following table, no person owned in excess of five percent of the outstanding common stock of CFFC as of April 1, 2005.

The following table sets forth the beneficial ownership of the common stock of CFFC as of April 1, 2005, by each director (including the Chief Executive Officer) and nominee and all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
R. Thomas Beach	125,400	(2)	10.79
A. C. Coleman, Jr.	42,240	(3)	3.63
Frank C. Crist, Jr.	68,220	(4)	5.86
T. Scott Garrett	20,880		1.79
Thomas S. Mignogna	20,400	(5)	1.75
Larry H. Redmond	24,480		2.10
Daniel P. Thornton	16,200		1.29
John L. Wynne	147,205	(6)	12.66
All directors and executive officers as a group (11 persons)	573,428		49.30

(1)	Includes shares, which may be deemed beneficially owned by virtue of family relationships, joint ownership, voting power or investment power. Includes currently exercisable options to purchase 36,000 shares (Mr. Wynne), and 12,000 shares (each of the other directors), at $8.33 per share.

(2)	Includes shares owned by spouse, an affiliate company, and as custodian for minor child.

(3)	Includes shares owned by family limited partnership.

(4)	Includes shares owned by family limited partnership and by spouse as custodian for minor child.

(5)	Includes shares owned jointly with spouse and by spouse as custodian for minor children.

(6)	Includes shares owned by affiliate company, as beneficiary of trust and as custodian for minor children.

Long-Term Incentive Plan

The Long-Term Incentive Plan (the “Plan”) currently in effect, as approved by the stockholders at the 2000 Annual Meeting, is intended to encourage directors and selected key employees of CFFC to develop and maintain an interest in the growth and performance of CFFC, and to create additional incentive for them to contribute to CFFC’s future success. To accomplish this, the Plan offers a combination of stock options, awards of stock, stock appreciation rights (known as “SAR’s”), and similar products, granted to participants by the Board of Directors of CFFC from time to time. A total of 240,000 unissued shares have been reserved for use pursuant to the Plan. Options are typically granted at the current fair market value, creating an incentive to enhance the performance of CFFC, and presumably, its common stock. The duration of the Plan will be ten years from the date of approval by the stockholders of CFFC.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon the records available to CFFC, all reports required of executive officers and directors were timely filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 during 2004.

Communicating with Members of the Board of Directors

The Board encourages stockholders to forward ideas and concerns for consideration. Such communications should be submitted in writing to the Board in care of the Bank at its main office, located at 1646 Graves Mill Road, Lynchburg, VA 24502.

CERTAIN TRANSACTIONS

Some of the directors and officers of CFFC and their families are at present, as in the past, customers of CFFC, and have had and expect to have transactions with CFFC in the ordinary course of business. In addition, some of the directors and officers of CFFC are at present, as in the past, also directors and officers of companies which are customers of CFFC and which have had and expect to have transactions with CFFC in the ordinary course of business. Such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

ITEM 2:	APPOINTMENT OF INDEPENDENT AUDITOR

Larrowe & Company, PLC is being recommended to the stockholders of CFFC for appointment as independent auditor for the year ending December 31, 2005. Representatives of this firm are expected to attend the meeting and have the opportunity to make a statement and respond to appropriate questions from stockholders.

Services and Fees During 2004 and 2003

As CFFC’s independent accountants for 2004 and 2003, Larrowe & Company, PLC provided various audit and non-audit services for which CFFC was billed for fees as further described below. None of the hours expended on Larrowe & Company, PLC’s audit of CFFC’s financial statements were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees. CFFC’s Audit Committee has considered whether Larrowe & Company, PLC’s provision of non-audit services is compatible with maintaining its independence.

Audit Fees. Larrowe & Company, PLC audited CFFC’s annual financial statements included in its 2004 and 2003 Annual Reports on Form 10-KSB and, during those years, it reviewed the financial statements included in CFFC’s Quarterly Reports on Form 10-QSB. The aggregate amount of fees billed to CFFC for those services was $42,700 in 2004 and $38,300 in 2003.

Financial Information Systems Design and Implementation Fees. During 2004 and 2003, Larrowe & Company, PLC provided no services related to financial information systems design and implementation.

All Other Fees. In addition to the services listed above, Larrowe & Company, PLC provided a number of other services to CFFC during 2004 and 2003 for which the aggregate amount of fees billed to CFFC was $7,800 in 2004 and $27,711 in 2003.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPOINTMENT OF LARROWE & COMPANY, PLC AS INDEPENDENT AUDITORS FOR CFFC FOR THE CURRENT YEAR.

You are urged to execute and return promptly the enclosed form of proxy.

STOCKHOLDER PROPOSALS FOR 2006

If any eligible stockholder intends to present a proposal at the 2006 Annual Meeting of Stockholders, such proposal must be received by CFFC at its principal executive office, P.O. Box 4314, Lynchburg, Virginia 24502, on or before December 31, 2005. Otherwise, such proposal will not be considered for inclusion in CFFC’s proxy statement for such meeting.

MISCELLANEOUS

All properly executed proxies received by CFFC will be voted at the meeting in accordance with the instructions contained therein.

The Board of Directors knows of no matter not identified herein, which may properly come before the meeting for action. However, if any other matter does properly come before the meeting, the person or persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

Exhibit A

Community First Financial Corporation

Audit Committee Charter

Mission Statement

The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee shall review the financial reporting process, the system of internal control, the audit process, and the company’s process for monitoring compliance with laws and regulations with the Board of Directors, Management, and the Internal and External Auditors. To effectively perform his or her role, each committee member shall obtain an understanding of the detailed responsibilities of committee membership as well as the company’s business, operations, and risks.

Independence is defined under the Code of Profession Conduct (Rule 101) as a highly subjective term because it concerns an individual’s ability to act with integrity and objectivity. Integrity relates to honesty, while objectivity is the ability to be neutral during the conduct of the engagement and the preparation of the report.

Organization

COMMITTEE COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members should have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

FREQUENCY OF MEETINGS

The Audit Committee shall hold four regular meetings each year. Any member of the Committee, the Internal Auditor or the External Auditor can make a request to the Chairperson for special meetings. For both regular and special meetings, a quorum must be present in order to transact official business.

Roles and Responsibilities

INTERNAL CONTROL

•	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities

•	Focus on the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown

•	Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management

•	Ensure that the internal auditors keep the audit committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters

FINANCIAL REPORTING

General

•	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements

•	Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks

Annual Financial Statements

•	Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members; assess whether the financial statements reflect appropriate accounting principles

•	Pay particular attention to complex and/or unusual transactions such as restructuring changes and derivative disclosures

•	Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of loan losses; warranty, product, and environmental liability; litigation reserves; and other commitments and contingencies

•	Meet with management and the external auditors to review the financial statements and the results of the audit

•	Consider Management’s handling of proposed audit adjustments identified by the external auditors

•	Review Management’s Discussion and Analysis and other sections of the annual report before its release and consider whether the information is adequate and consistent with member’s knowledge about the company and its operations

•	Ensure that the external auditors communicate certain required matters to the committee

Interim Financial Statements

•	Be briefed on how management develops and summarizes quarterly financial information, the extent of internal audit involvement, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis

•	Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review (this may be done by the committee Chairperson or the entire committee)

•	To gain insight into fairness of the interim statements and disclosures, obtain explanations from management and from internal and external auditors on whether;

•	Actual financial results for the quarter or interim period varied significantly from budgeted or projected results

•	Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company’s operations and financing practices

•	Generally accepted accounting principles have been consistently applied

•	There are any actual or proposed changes in accounting or financial reporting practices

•	There are any significant or unusual events or transactions

•	The company’s financial and operating controls are functioning effectively

•	The company has complied with the terms of loan agreements or security indentures

•	Ensure that the external auditors communicate certain required matters to the committee

COMPLIANCE WITH LAWS AND REGULATIONS

•	Review the effectiveness of the system for monitoring compliance with laws and regulations, and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities

•	Periodically obtain updates from management, general counsel, and Vice President of Operations regarding compliance

•	Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements

•	Review the findings of any examinations by regulatory agencies, such as the Virginia Bureau of Financial Institutions, the Federal Reserve Bank or Securities and Exchange Commission

INTERNAL AUDIT

•	Review the internal auditor’s proposed audit scope and approach

•	Review the performance and qualifications of the internal audit function and concur in the appointment, replacement, reassignment, or dismissal of the director of internal audit

•	Review the findings of the internal audit function & make recommendations to CFFC Board

EXTERNAL AUDIT

•	Review the external auditors’ proposed audit scope and approach

•	Review the performance and qualifications of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors

•	Review and confirm the independence of the external auditors by reviewing the nonaudit services provided and the auditors’ assertion on their independence in accordance with professional standards

•	Review findings of the external audit function & make recommendations to CFFC Board

Other Responsibilities

•	Meet with the internal auditors, external auditors, Vice President of Operations and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately

•	Ensure that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis

•	If necessary, institute special investigations and, if appropriate, hire independent counsel or experts to assist

•	Perform other oversight functions as requested by the full board

•	Review and update the charter, receive approval of changes from the board

•	Regularly update the board of directors about committee activities and make appropriate recommendations

A-5